UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2010

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2010, J. Paul Thorin announced his intention to retire from the Board of Directors at our 2010 Annual Meeting of Stockholders. This retirement will reduce the size of the Board from six to five members.
Item 8.01 Other Events.
Compensation of Non-Employee Directors
     On March 3, 2010, the Board of Directors of Digital River, Inc. (the “Company”) determined to continue the previously adopted compensation program for the Company’s non-employee directors from the prior year. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. Non-employees directors will receive cash compensation in the amount of $1,000 for telephonic special meetings of the Board (meetings other than regularly scheduled quarterly meetings), and each committee member will receive $1,000 for attending special telephonic meetings of their respective committees. In addition, each non-employee director will continue to receive an annual retainer in the amount of $15,000, payable quarterly. Further, each non-employee director will continue to receive an annual restricted stock grant of 5,000 shares of the Company’s common stock, which vests annually, one-third per year, over a three-year period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide the directors with an incentive to maximize long-term stockholder value.
     In addition to the aforementioned restricted stock grants, which are made to all non-employee directors, the chairmen of the Compensation, Nominating and Governance, and Finance Committees each will continue to receive additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will continue to receive an additional annual restricted stock grant of 2,000 shares; members of the Audit Committee (other than the chairman) will continue to receive an annual restricted stock grant of 1,000 shares; and the Board’s Lead Director will continue to receive an annual restricted stock grant of 1,500 shares. All of these restricted stock grants will vest annually, one-third per year, over a three year period. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors. A summary of the above described program is filed as Exhibit 99.1 hereto. In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.
Compensation of Chief Executive Officer
     On March 3, 2010, upon recommendation of the Compensation Committee of the Board and in accordance with the previously adopted 2008 Performance Bonus Plan, the Board reviewed the performance targets for the Company’s Chief Executive Officer during the fiscal year ended December 31, 2009 in the amount of $356,484, which was 63% of the target bonus amount. Mr. Ronning’s salary remains unchanged at $450,000 per year. In addition, the Chief Executive Officer received a grant of 185,000 performance-based shares, which will vest in accordance with the performance-based share program described below.
Compensation of Chief Financial Officer
     On March 3, 2010, upon recommendation of the Compensation Committee of the Board and in accordance with the previously adopted 2008 Performance Bonus Plan, the Board approved an annual bonus for the Company’s Chief Financial Officer’s performance during the fiscal year ended December 31, 2009 in the amount of $190,125, which was 63% of the target bonus amount. Mr. Donnelly’s salary remains unchanged at $300,000 per year. In addition, the Chief Financial Officer received a grant of 55,000 performance-based shares, which will vest in accordance with the performance-based share program described below.

Compensation of Vice President and General Counsel
     On March 3, 2010, upon recommendation of the Compensation Committee of the Board and in accordance with the previously adopted 2008 Performance Bonus Plan, the Board approved an annual bonus for the Company’s Vice President and General Counsel’s performance during the fiscal year ended December 31, 2009 in the amount of $79,218 which was 63% of the target bonus amount. Mr. Crudden’s salary remains unchanged at $250,000 per year. In addition, the Vice President and General Counsel received a grant of 31,500 performance-based shares, which will vest in accordance with the performance-based share program described below.
     A summary of the above described changes to the Company’s executive officers’ compensation program is filed as Exhibit 99.2 hereto.
Performance-Based Shares
     On March 3, 2010, the Compensation Committee granted performance-based shares to the Company’s named executive officers. The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of the Company’s 2007 Equity Incentive Plan. Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period. With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share, as approved by the Company’s shareholders.
     For the 2010 fiscal year, performance-based shares shall vest upon the attainment of performance goals related to revenue, operating income and net income. If, and only if, the performance goals are attained, the shares will vest 25% on the first anniversary of the date of grant, and 25% thereafter on the second, third and fourth anniversaries of the date of grant. If the performance goals for fiscal year 2010 are not attained, then the performance-based shares will be either be forfeited or the number of performance-based shares will be adjusted downward in proportion to the goals achieved. If the performance goals for fiscal year 2010 are exceeded, then the number of performance-based shares will be adjusted upward in proportion to the goals achieved. All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement.
Performance Bonus Plan
     On March 4, 2008, the Board adopted the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”). The Company’s named executive officers are eligible to participate in the Performance Bonus Plan. The Performance Bonus Plan is generally administered by the Compensation Committee. The Board has not made any changes to the Performance Bonus Plan.
Fiscal 2010 Cash Bonus Opportunities
     On March 3, 2010, the Compensation Committee set the targets and performance criteria for the fiscal 2010 cash bonus opportunities for the named executive officers. These targets and performance criteria were set pursuant to the Performance Bonus Plan. The following table sets forth the target and maximum cash bonus opportunity for each of the named executive officers for fiscal 2009.

	Target Bonus	Maximum Bonus
Joel A. Ronning	$562,500	$1,125,000
Thomas M. Donnelly	$300,000	$300,000
Kevin L. Crudden	$125,000	$125,000

     For fiscal 2010, each named executive officer’s cash bonus opportunity is based upon the achievement of performance criteria relating to corporate financial goals for the year and the fourth quarter. The fiscal 2010 weightings of the performance criteria are as follows: 75% corporate financial goals for the year and 25% corporate financial goals for the fourth quarter.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors.

99.2	Summary of Compensation Program for Executive Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: March 5, 2010	By:	/s/ Thomas M. Donnelly Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors.

99.2	Summary of Compensation Program for Executive Officers.